Exhibit  4.22

TRUST AGREEMENT
This TRUST AGREEMENT, dated as of December 1, 2014 (this "Trust Agreement"), is among (i) SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, as Depositor (the "Depositor"), (ii) BNY MELLON TRUST OF DELAWARE, as Trustee (the "Delaware Trustee"), and (iii) THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the "Trustee" and jointly with the Delaware Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:
1.The trust formed hereby (the "Trust") shall be known as "SCE Trust V" in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

2.The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitutes a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

3.The Depositor, the Trustees and certain other trustees to be hereafter appointed will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in a form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

4.The Depositor and the Trustee hereby authorize and direct the Depositor, as the Depositor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust and certain other securities, (b) any Prospectus or Preliminary Prospectus relating to the Preferred Securities required to be filed under the 1933 Act, and (c) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of

Exhibit  4.22

attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust an Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor, and the several Underwriters named therein. In connection with the filings referred to above, the Depositor hereby constitutes and appoints William M. Petmecky, III, Michael A. Henry and George T. Tabata, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in its capacity as Depositor of the Trust, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, each Exchange and any administrators of state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

5.This Trust Agreement may be executed in one or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

6.The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Depositor. If no successor has been appointed within such thirty day period, the Trustees may, at the expense of the Trust, petition a court to appoint a successor trustee. Any Person into which a Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which a Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of a Trustee, shall be the successor to such Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

7.This Trust Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

8.This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

Exhibit  4.22

9.The Delaware Trustee shall not have any of the powers or duties of the Trustee set forth herein, except as required under the Statutory Trust Act. The Delaware Trustee shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of §3807(a) of the Statutory Trust Act.
10.The Trust may be dissolved and terminated before the issuance of the Preferred Securities at the election of the Depositor. If the 1933 Act Registration Statement expires or is otherwise terminated, then the Depositor shall inform the Trustees either that (i) the Trust shall be dissolved, wound up and terminated and that the Trustees shall execute and file with the Delaware Secretary of State (at the Depositor's expense) a Certificate of Cancellation of the Certificate of Trust of the Trust, or (ii) the Trust shall not be dissolved, wound up and terminated due to the fact that the Trust will, within a reasonable time period, become registrants in another 1933 Act Registration Statement relating to Preferred Securities of the Trust.
11.The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the “Indemnified Persons”) from and against all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person and (iii) advance to each such Indemnified Person Expenses incurred by such Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefor under this Section 11. The obligations of the Depositor under this Section 11 shall survive the resignation or removal of either of the Trustees, shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement, and shall survive the transfer by the Depositor of any or all of its interest in the Trust.
[SIGNATURE PAGE FOLLOWS]

Exhibit  4.22

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

SOUTHERN CALIFORNIA EDISON COMPANY, as Depositor

By:    /s/ George T. Tabata
Name: George T. Tabata
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:    /s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By:    /s/ Kristine K. Gullo
Name:     Kristine K. Gullo
Title:     Vice President